Exhibit 99.1

Board of Directors

Herbert S. Alexander

Managing Partner

Alexander, Aronson, Finning & Company

John H. Clymer

Senior Counsel

Nixon Peabody LLP

Eugene S. Colangelo

Chairman of the Board

Julio Enterprises

Chairman of the Board

Boston Private Bank & Trust Company

W. Pearce Coues

Former Chairman

MGI Properties

Senior Advisor

Eaton Vance

J. H. Cromarty

President, Eastern Region

Boston Private Financial Holdings, Inc.

James D. Dawson

President & Chief Operating Officer

Boston Private Bank & Trust Company

Kate S. Flather

Private Investor

Kathleen M. Graveline

Private Investor

Charles T. Grigsby

Senior Vice President

Massachusetts Capital Resource Company

Susan P. Haney

Private Investor

E. Christopher Palmer

President & Managing Shareholder

Palmer and Corbett, PC

John D. Macomber

Founder & Chief Executive Officer

BuildingVision, Inc.

Patricia McGovern

General Counsel

Beth Israel Deaconess Medical Center

Michael F. Schiavo

Partner & Chief Financial Officer

Kodiak Venture Partners

Alan D. Solomont

Chairman & Chief Executive Officer

Solomont Bailis Ventures

Mark D. Thompson

Chief Executive Officer

Boston Private Bank & Trust Company

Timothy L. Vaill

Chairman & Chief Executive Officer

Boston Private Financial Holdings, Inc.

Policy Group

Mark D. Thompson

Chief Executive Officer

James D. Dawson

President

Chief Operating Officer

James C. Brown

Executive Vice President

James D. Henderson

Executive Vice President

Amy E. Hunter

Executive Vice President

Pilar Pueyo

Senior Vice President

Anne L. Randall

Executive Vice President

Chief Financial Officer

George G. Schwartz

Executive Vice President

Treasurer

John J. Sullivan

Executive Vice President

Office Locations

Headquarters: Boston Office

Ten Post Office Square

Boston, Massachusetts

(617) 912-1900

Wellesley Office

336 Washington Street

Wellesley, Massachusetts

(781) 707-7700

Back Bay Office

500 Boylston Street

Boston, Massachusetts

(617) 912-4500

Jamaica Plain Loan Center

401c Centre Street

Jamaica Plain, Massachusetts

(617) 524-6050

Kendall Square Office

One Cambridge Center

Cambridge, Massachusetts

(617) 646-4800

Newton Centre Office

1223 Centre Street

Newton, Massachusetts

(617) 646-4850

Seaport Office

157 Seaport Boulevard

Boston, Massachusetts

(617) 646-4880

Lexington Office

1666 Massachusetts Avenue

Lexington, Massachusetts

(617) 912-3600

Hingham Office

7 Central Street

Hingham, Massachusetts

(781) 740-2405

Beverly Office

57 Enon Street, Route 1A

Beverly, Massachusetts

(978) 922-8000

HEADQUARTERS: TEN POST OFFICE SQUARE • BOSTON, MASSACHUSETTS 02109

TELEPHONE : 617-912-1900 • WWW.BOSTONPRIVATEBANK.COM

Member of Boston Private Wealth Management Group

Dear Friend,

I am pleased to share with you Boston Private Bank & Trust Company’s first half financial results.

2007 First Half Financial Highlights:

•	Net income for the first six months of 2007 reached $10.6 million, up 12% compared to the same period last year.

•	Assets under management finished at $2.6 billion as of June 30th , up 14% compared to last year.

•	Balance sheet assets have grown 13% to finish at $2.5 billion as of June 30th. This increase has been driven primarily by loan demand and has been mostly funded by deposits.

•	Loans increased 15% and deposits grew 12% as compared to the same time last year.

While we have had a successful first six months of the year, we are prepared to work even harder and smarter to maintain the Bank’s model for growth, which is underscored by our commitment to providing individual and business clients with the customization, accessibility, responsiveness, expertise and service they need. Simply stated, the Bank’s vision is to become the premier private bank and wealth management company in the region. Led by our committed team of talented people and fueled by a continuous stream of innovative service offerings, we believe that we will continue to raise the bar in private banking.

As always, we appreciate your business and your continued support.

Mark D. Thompson
Chief Executive Officer

Boston Private Bank & Trust Company
CONDENSED BALANCE SHEETS
(Unaudited)

	June 30,
($ in Thousands)	2007	2006
Assets
Cash & Short Term Investments	$31,724	$33,668
Investment Securities	481,556	470,496
Loans Held for Sale	5,869	4,521
Commercial Loans	899,003	725,747
Mortgage Loans	945,381	870,085
Home Equity & Other Loans	47,161	52,524

Total Loans	1,891,545	1,648,356
Less: Allowance for Loan Losses	(19,650)	(16,997)

Net Loans	1,871,895	1,631,359
Other Assets	104,607	66,281

Total Assets	$2,495,651	$2,206,325

Liabilities & Shareholder’s Equity
Demand Deposits	$273,654	$285,568
NOW Accounts	184,892	155,534
Savings & Money Market	954,846	901,909
Certificates of Deposit	304,522	197,572

Total Deposits	1,717,914	1,540,583
Borrowings	587,218	497,038
Other Liabilities	21,472	19,202

Total Liabilities	2,326,604	2,056,823

Shareholder’s Equity	169,047	149,502

Total Liabilities & Shareholder’s Equity	$2,495,651	$2,206,325

Boston Private Bank & Trust Company
CONDENSED STATEMENTS OF INCOME
(Unaudited)

	Six Months Ended June 30,
($ in Thousands)	2007	2006
Interest Income	$67,553	$54,818
Interest Expense	34,557	22,699

Net Interest Income	32,996	32,119
Provision for Loan Losses	1,031	1,043

Net Interest Income after Provision	31,965	31,076
Investment Management Fees	7,542	6,888
Banking Fees and Other Income	2,952	1,572
Operating Expenses	28,736	26,934

Income Before Income Taxes	13,723	12,602
Income Taxes	3,167	3,182

Net Income	$10,556	$9,420

Boston Private Bank & Trust Company
SELECTED FINANCIAL DATA
(Unaudited)

	At and for the Six Months Ended June 30,
($ in Thousands)	2007	2006
Assets Under Management	$2,600,000	$2,279,000
Return on Average Banking Assets	0.86%	0.89%
Return on Average Equity	12.84%	13.12%
Net Interest Margin	3.05%	3.32%
Total Fees and Other Income / Revenues	24.13%	20.85%
Allowance for Loan Losses and Off-Balance Sheet Risk / Total Loans	1.22%	1.21%

STATEMENT

OF FINANCIAL

CONDITION

• • • • • • • • • • • • • • • • • • • • • • • • • • •

AS OF JUNE 30, 2007

BOSTON PRIVATE BANK & TRUST COMPANY